UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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Talos Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Talos Energy Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2026, in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 4, 2026, at 10:00 a.m. Central Time.

The purpose of this Supplement is to (i) correct inadvertent errors in the Proxy Statement regarding the number of awards outstanding and the number of shares of our common stock remaining available for issuance under our long term incentive plan and (ii) adjust the footnotes to the Company’s beneficial ownership table to reflect the foregoing.

The changes to the existing disclosure in the Proxy Statement are set forth below under the heading to this Supplement titled “Revisions to the Proxy Statement.” Capitalized terms not defined in this Supplement are as defined in the Proxy Statement. Other than as set forth below, no other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC, and the Board of Directors of the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Revisions to the Proxy Statement

The first paragraph under the heading “Background and Purpose for Adopting the Amended LTIP”, originally included on page 70 of the Proxy Statement in Proposal 3 — Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, is amended and restated in its entirety to read as follows:

Background and Purpose for Adopting the Amended LTIP

The current LTIP authorizes awards to be granted covering up to 12,439,415 shares of our common stock, subject to adjustment in accordance with the terms of the LTIP upon certain changes in capitalization and similar events and the share recycling provisions thereunder. As of March 25, 2026 there were approximately 1,245,162 shares of our common stock remaining available for new awards under the LTIP (counting performance-based awards at the maximum payout level).

The first chart under the heading “Historical Award Information and Equity Use”, originally included at the bottom of page 70 and the top of page 71 of the Proxy Statement in Proposal 3 — Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, is amended and restated in its entirety to read as follows:

Historical Award Information and Equity Use

Summarized below is the total number of shares outstanding pursuant to awards granted and shares available for issuance for future equity awards under the LTIP (prior to the effect of the amendment and restatement) as of March 25, 2026. Also shown are the number of shares that would be available for future grant if the Amended LTIP is approved.

	Shares Subject to Outstanding RSUs and PSUs as of March 25, 2026 (1)	Shares Remaining Available for Future Grant as of March 25, 2026 (2)
As of March 25, 2026 (Before Amended LTIP is Approved by Stockholders)	8,735,786	1,245,162
Shares Available for Future Grant if Amended LTIP is Approved		5,745,162

(1)

This column reflects the maximum number of shares of our common stock subject to performance share units and the number of shares of our common stock subject to restricted stock units granted under the LTIP, outstanding and unvested as of March 25, 2026. Because the number of shares of common stock to be issued upon settlement of outstanding performance share unit awards is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column. This column also includes 17,491 vested and deferred RSUs granted under the Talos Energy Inc. Long Term Incentive Plan (the “2018 LTIP”) held by Mr. Goldman which will be settled upon his departure from the Board, 60% in shares and 40% in cash. As of March 25, 2026, no shares of our common stock are subject to outstanding options or SARs granted under the LTIP.

(2)	The Company has not made any grants under the current LTIP since March 5, 2026.

The section entitled “Equity Compensation Plan Information”, originally included on page 78 of the Proxy Statement in Proposal 3 — Approval of the Second Amended and Restated Talos Energy Inc. 2021 Long Term Incentive Plan, is amended and restated in its entirety to read as follows:

Equity Compensation Plan Information

The following sets forth our issuance of awards under the 2018 LTIP and LTIP, as a group, in each case as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	6,705,791	(2)	—	3,664,852	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	6,705,791		—	3,664,852

(1)

Following our stockholders’ approval of the Talos Energy Inc. 2021 Long Term Incentive Plan at the 2021 Annual Meeting of Stockholders, the 2018 LTIP was frozen as of March 8, 2021 such that no future awards may be granted under the 2018 LTIP. Shares of our common stock may still be issued under the 2018 LTIP upon the vesting and settlement of RSU awards granted under the 2018 LTIP. As of December 31, 2025, the only remaining shares of common stock subject to RSU awards granted under the 2018 LTIP were with respect to 17,491 vested and deferred RSUs held by Mr. Goldman which will be settled upon his departure from the Board, 60% in shares and 40% in cash.

(2)

Represents the maximum number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards, including vested deferred RSU awards held by our directors, granted under the 2018 LTIP and LTIP outstanding as of December 31, 2025. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be less than the number reflected in this column. No options or warrants have been granted under the 2018 LTIP or LTIP.

(3)	No options or warrants have been granted under the 2018 LTIP or LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.
(4)

Represents the total number of shares of our common stock remaining available for issuance under the LTIP as of December 31, 2025. No further awards may be issued under the 2018 LTIP. Pursuant to the LTIP, all outstanding RSU and PSU awards under the 2018 LTIP that were forfeited, cancelled or failed to be earned after March 8, 2021 were made available for issuance under the LTIP.

Footnotes 6, 10 through 13, and 16 to the table included under the heading “Security Ownership of Certain Beneficial Owners and Management,” originally included on page 83 of the Proxy Statement, are amended and restated in their entirety to read as follows:

(6)

For Mr. Goodfellow, does not include (i) 171,339 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029 and (ii) 225,676 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028.

(10)

For Mr. Dailey, does not include (i) 29,050 unvested RSUs that will vest ratably on each of September 18, 2026, September 18, 2027 and September 18, 2028 and (ii) 56,074 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029.

(11)

For Mr. Langin, does not include (i) 16,358 unvested RSUs that will vest ratably on each of October 1, 2026, October 1, 2027 and October 1, 2028 and (ii) 56,074 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029.

(12)

For Mr. Moss, does not include (i) 56,074 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029, (ii) 14,799 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iii) 51,795 RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iv) 18,244 annual unvested RSUs subject to vesting on March 5, 2027 and (v) 26,470 unvested retention RSUs that will vest ratably on each of September 9, 2026 and September 9, 2027.

(13)

For Mr. Spath, does not include (i) 56,074 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029, (ii) 66,594 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iii) 19,547 unvested RSUs that will vest on March 5, 2027 (iv) 28,215 unvested retention RSUs that will vest ratably on each of September 9, 2026 and September 9, 2027 and (v) 321 unvested RSUs that will vest on December 1, 2026.

(16)

Mr. Babcock is the former Interim Chief Financial Officer of the Company but continues to serve as the Company’s Vice President and Chief Accounting Officer. For Mr. Babcock, does not include (i) 18,691 unvested RSUs that will vest ratably on each of March 5, 2027, March 5, 2028 and March 5, 2029, (ii) 5,198 unvested RSUs that will vest ratably on each of September 18, 2026, September 18, 2027 and September 18, 2028, (iii) 22,198 unvested RSUs that will vest ratably on each of March 10, 2027 and March 10, 2028, (iv) 9,991 annual RSUs that will vest on March 5, 2027, (v) 21,816 unvested retention RSUs that will vest ratably on each of September 9, 2026 and September 9, 2027 or (vi) 1,111 unvested RSUs that will vest on July 1, 2026.